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                                   EXHIBIT 21

            SUBSIDIARIES OF THE REGISTRANT METHODE ELECTRONICS, INC.

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SUBSIDIARY (1)                                     JURISDICTION OF INCORPORATION
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
Adam Technologies, Inc............................           Delaware
Graphic Research, Inc.............................          California
Intertrace Technology, Inc........................           Delaware
Magna-lastic Devices, Inc.........................           Delaware
Merit-Malta North America, Inc....................           Michigan
Meritronic........................................             Malta
Methode of California (2).........................          California
Methode Development Company.......................           Delaware
Methode Duel, Inc.................................           Delaware
Methode Electronics China PTE, Ltd................           Singapore
Methode Electronics Far East Pte., Ltd............           Singapore
Methode Electronics Foreign Sales Corporation.....      U.S. Virgin Islands
Methode Electronics Europe, Ltd...................           Scotland
Methode Electronics Ireland Limited...............            Ireland
Methode Electronics Malta Ltd.....................             Malta
Methode Electronics Shanghai Co. Ltd..............             China
Methode Electronics Suzhou Co., Ltd...............             China
Methode Fibre Optic Products PTY, Ltd.............           Australia
Methode Fibre Optics U.K. Ltd.....................        United Kingdom
Methode International, GmbH.......................            Germany
Methode New England Co., Inc......................           Delaware
Methode Technical Components......................           Delaware
Sentorque, Inc....................................           Delaware
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(1) All subsidiaries 100% owned, except Magna-lastic Devices, Inc. and
    Sentorque, Inc. which are 75% owned.
(2) Business also done under the names Trace Laboratories Central and Trace Laboratories East.

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